EXHIBIT 99.1

Registered Office: 3500 de Maisonneuve Blvd. West, Suite 1700 Montreal, Quebec H3Z 3C1

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To the shareholders of Optimal Group Inc. (the “Corporation”):

NOTICE IS HEREBY GIVEN that an annual and special meeting of the shareholders (the “Meeting”) of the Corporation will be held at the Marriott Château Champlain, 1050 de la Gauchetière Street West, Montréal, Québec, on May 18, 2005 at 10:00 a.m. (Eastern time). The purpose of the Meeting is to:

1.     elect five (5) directors;

2.     re-appoint KPMG LLP, chartered accountants, as the independent auditors of the Corporation and to authorize the audit committee of the board of directors to fix their remuneration;

3.     consider and, if deemed advisable, to pass a resolution (the “FireOne RSU Plan Resolution”) approving the adoption by an indirect subsidiary of the Corporation incorporated under the laws of Ireland and to be named FireOne Group plc (“FireOne”), of a restricted share unit plan;

4.     consider and, if deemed advisable, to pass a resolution (the “FireOne Option Plan Resolution”) approving the adoption by FireOne of a stock option plan; and

5.     transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

Only shareholders of record at the close of business on April 15, 2005 are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

Shareholders, whether anticipating to attend the Meeting in person or not, are urged to complete, sign, date and return the enclosed form of proxy promptly in the envelope provided or by facsimile to the Corporation’s transfer agent, Computershare Investor Services Inc. (“Computershare”), Attention: Proxy Tabulation Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number: (416) 263-9524 or 1-866-249-7775, as instructed on the form of proxy. To be effective, proxies must be received by Computershare, not later than 5:00 p.m. (Eastern time) on May 16, 2005, or, if the Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Meeting, or any further adjournment or postponement thereof.

DATED at Montréal, this 14th day of April, 2005.

By ORDER of the Board of Directors

Leon P. Garfinkle
Senior Vice-President
General Counsel
and Secretary